Filed Pursuant to Rule 424(b)(5)
Registration No. 333-286383

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 4, 2025)

Up to $1,500,000,000

DTE Energy Company

Common Stock

On December 19, 2025, we entered into an equity distribution agreement with Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Fifth Third Securities, Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as managers (each a “Manager” and, together, the “Managers”), Barclays Bank PLC, Bank of Montreal, BNP Paribas, The Bank of New York Mellon, Bank of America, N.A., Citibank, N.A., JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, The Bank of Nova Scotia, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association, as forward purchasers (in such capacity, each a “Forward Purchaser” and together, the “Forward Purchasers”), and Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC as affiliated forward sellers (in such capacity, each a “Forward Seller” and together, the “Forward Sellers”), relating to shares of our common stock, without par value (“common stock”), offered under this prospectus supplement and the accompanying prospectus having an aggregate offering price of up to $1,500,000,000 (the “equity distribution agreement”).

In accordance with the terms of the equity distribution agreement, we may offer and sell shares of our common stock at any time and from time to time through the Managers or pursuant to forward sale agreements. Sales of shares of our common stock, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange (“NYSE”) or otherwise at market prices prevailing at the time of the sale. In addition, shares of our common stock may be offered and sold by such other methods, including privately negotiated transactions (including block transactions), as we and the Managers or the Forward Sellers agree to in writing. Under the terms of the equity distribution agreement, we also may sell shares of our common stock to each of the Managers, as principal for its own account, at a price per share to be agreed upon at the time of sale. If we sell shares of our common stock to any Manager, acting as principal, we will enter into a separate terms agreement with the Manager setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement. Each Manager will receive from us a commission of up to 2% of the gross sales price per share for any shares of our common stock sold through it as our agent under the equity distribution agreement.

The equity distribution agreement provides that, in addition to the issuance and sale of shares of our common stock by us through the Managers, we may also enter into one or more forward sale agreements under master forward confirmations and the related supplemental confirmations between us and each of the Forward Purchasers. In connection with any forward sale agreement, the relevant Forward Purchaser will borrow from third parties and, through its affiliated Forward Seller, sell a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement. In no event will the aggregate number of shares of our common stock sold through the Managers or the Forward Sellers under the equity distribution agreement and under any forward sale agreement have an aggregate sales price in excess of $1,500,000,000.

In connection with any forward sale agreement, the relevant Forward Seller will receive, in the form of a reduced initial forward sale price under the related forward sale agreement, commissions at a mutually agreed rate of up to 2% of the gross sales prices of all borrowed shares of our common stock sold during the applicable forward hedge selling period by it as Forward Seller.

The net proceeds we receive from the sale of shares of our common stock in this offering from the Managers will be the gross proceeds received from such sale less the commissions and less any other costs we may incur in issuing or selling shares of our common stock. Subject to the terms and conditions of the equity distribution agreement, each of the Managers and the Forward Sellers will use commercially reasonable efforts to sell any shares of our common stock to be offered by us under the equity distribution agreement. See “Plan of Distribution (Conflicts of Interest).” We will not initially receive any proceeds from the sale of borrowed shares of our common stock by the Forward Sellers. We expect to physically settle each particular forward sale agreement (by delivery of shares of our common stock) with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of that particular forward sale agreement, in which case we will expect to receive aggregate net cash proceeds at settlement equal to the number of shares of our common stock underlying the particular forward sale agreement multiplied by the relevant forward sale price. If we elect to cash settle or net share settle a forward sale agreement, we may not (in the case of cash settlement) or will not (in the case of net share settlement) receive any proceeds, and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant Forward Purchaser. See “Plan of Distribution (Conflicts of Interest).”

Shares of our common stock trade on the NYSE under the symbol “DTE.” On December 18, 2025, the last sale price of our common stock as reported on the NYSE was $129.90 per share.

Investing in shares of our common stock involves risks. See “Risk Factors” on page S-7 of this prospectus supplement, as well as the risks identified in our Annual Report on Form 10-K for our most recently completed fiscal year and other filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, which are incorporated herein by reference.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Barclays	BMO Capital Markets	BNP PARIBAS	BNY Capital Markets	BofA Securities

Citigroup	Fifth Third Securities	J.P. Morgan	KeyBanc Capital Markets	Mizuho	Morgan Stanley

MUFG	Scotiabank	TD Securities	Truist Securities	Wells Fargo Securities

The date of this prospectus supplement is December 19, 2025.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus dated April 4, 2025, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference herein.

If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein include important information about us, our common stock being offered and other information you should know before investing in shares of our common stock.

We have not, and the Managers, the Forward Sellers and the Forward Purchasers (and their affiliates) have not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference herein. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Managers, the Forward Sellers and the Forward Purchasers (and their affiliates) are not, offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of shares of our common stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

When we refer to “DTE Energy,” the “Company,” “we,” “us” or “our” in this prospectus supplement or the accompanying prospectus or when we otherwise refer to ourselves herein or therein, we mean DTE Energy Company and its subsidiaries, unless expressly stated or the context clearly indicates otherwise.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement or the accompanying prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the financial condition, results of operations and business of DTE Energy. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus supplement, the date of the accompanying prospectus or the date of any document incorporated by reference.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Our actual results may differ from those expected due to a number of variables as described in our public reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference herein.

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and special reports, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We maintain a website at http://www.dteenergy.com, that contains information about us. The information on such website is not incorporated by reference into this prospectus supplement and you should not consider it part of this prospectus supplement.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. The following information is incorporated by reference into this prospectus supplement:

•

Annual Report on Form 10-K for the year ended December  31, 2024 (including the portion of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 13, 2025, incorporated by reference into Part III thereof);

•	Quarterly Report on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025;

•

Current Reports on Form 8-K filed on February 7, 2025, February  14, 2025, May  14, 2025, June  23, 2025, September  5, 2025, September  16, 2025, September  17, 2025, October  28, 2025, October  31, 2025 and December 8, 2025; and

•	Description of our common stock, as filed as Exhibit 4.311 to our Annual Report on Form 10-K for the year ended December 31, 2019.

Additionally, any reports filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” on or after the date of this prospectus supplement and before the completion of this offering will be deemed to be incorporated by reference (other than information in such documents that is deemed not to be filed) into this prospectus supplement and the accompanying prospectus and will automatically update, where applicable, and supersede any information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus.

Each of these documents is available from the SEC’s website described above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, excluding the exhibits to those documents unless the exhibits are specifically incorporated by reference therein. You may make such a request by writing or telephoning DTE Energy Investor Relations at:

DTE Energy Company

Attention: Investor Relations, 1150 WCB

One Energy Plaza

Detroit, Michigan 48226-1221

(313) 235-8030

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights important information about DTE Energy Company and this offering. It does not contain all the information that is important to you in connection with your decision to invest in shares of our common stock. We encourage you to read this prospectus supplement and the accompanying prospectus in their entirety as well as the information we incorporate by reference before making an investment decision.

DTE Energy Company

In 1995, DTE Energy incorporated in the State of Michigan. DTE Energy is engaged in utility operations through its wholly owned subsidiaries, DTE Electric Company (“DTE Electric”) and DTE Gas Company (“DTE Gas”). DTE Energy also has non-utility operations that are engaged in a variety of energy-related businesses.

DTE Electric is a Michigan corporation organized in 1903 and is an indirect wholly-owned subsidiary of DTE Energy. DTE Electric is a public utility engaged in the generation, purchase, distribution, and sale of electricity to approximately 2.3 million customers in southeastern Michigan.

DTE Gas is a Michigan corporation organized in 1898 and is an indirect wholly-owned subsidiary of DTE Energy. DTE Gas is a public utility engaged in the purchase, storage, transportation, distribution and sale of natural gas to approximately 1.3 million customers throughout Michigan and the sale of storage and transportation capacity.

DTE Energy’s other businesses include 1) DTE Vantage, which is primarily involved in renewable natural gas projects and providing custom energy solutions to industrial, commercial, and institutional customers, and 2) energy marketing and trading operations.

The mailing address of DTE Energy’s principal executive offices is One Energy Plaza, Detroit, Michigan, 48226-1221, and its telephone number is (313) 235-4000.

The Offering

The following summary contains basic information about our common stock and this offering and is not intended to be complete. It does not contain all the information that is important to you. For a complete understanding of our common stock, you should read the section of the accompanying prospectus entitled “Description of Capital Stock.”

Issuer	DTE Energy Company, a Michigan corporation

Common Stock Offered	Shares of our common stock, without par value, having aggregate gross sales proceeds of up to $1,500,000,000.

Use of Proceeds After Expenses	We intend to use the net proceeds (i) from this offering, after deducting Managers’ commission and our offering expenses and (ii) payable upon settlement of any forward sale agreement, in each case, for general corporate purposes, which may include investments in our subsidiaries. See “Use of Proceeds.”

Conflicts of Interest	The Forward Purchasers (or their respective affiliates) will receive the net proceeds of any sale of borrowed shares of our common stock sold pursuant to this prospectus supplement in connection with any forward sale agreement. In addition, the net proceeds from the sale of shares of our common stock in this offering may be used to repay borrowings under our revolving credit agreement (as defined herein) or to repay our or our subsidiaries’ outstanding commercial paper borrowings. Because certain Managers, Forward Sellers and Forward Purchasers (or their respective affiliates) are expected to receive part of the net proceeds from the sale of shares of our common stock in connection with any forward sale agreement, and because certain Managers, Forward Sellers and Forward Purchasers (or their respective affiliates) are lenders under our revolving credit agreement or may hold some of our or our subsidiaries’ outstanding commercial paper and therefore may receive part of the net proceeds of this offering in the event any of the net proceeds is used to repay any such borrowings, any such Manager, Forward Seller or Forward Purchaser would be deemed to have a conflict of interest under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA Rule 5121”) if such Manager, Forward Seller or Forward Purchaser or any of its affiliates receives at least 5% of the net proceeds of this offering. Any Manager, Forward Seller or Forward Purchaser deemed to have a conflict of interest would be required to conduct the distribution of shares of our common stock in accordance with FINRA Rule 5121. If this offering is conducted in accordance with FINRA Rule 5121, such Manager, Forward Seller or Forward Purchaser would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. See “Plan of Distribution (Conflicts of Interest)—Conflicts of Interest.”

Transfer Agent	The transfer agent for shares of our common stock is Equiniti Trust Company.

Risk Factors	Your investment in shares of our common stock involves substantial risks. In consultation with your financial and legal advisors, you should carefully consider the matters discussed under the sections entitled “Risk Factors” beginning on page S-7 of this prospectus supplement and in our Annual Report on Form 10-K for our most recently completed fiscal year, which is incorporated by reference herein.

NYSE Symbol	“DTE”

RISK FACTORS

Your investment in shares of our common stock is subject to various risks. These risks should be considered carefully with the information provided elsewhere and incorporated by reference herein before deciding to invest in shares of our common stock. In addition to the risk factors set forth below, please read the information included or incorporated by reference under “Risk Factors” and “Cautionary Statements Regarding Certain Forward-Looking Information” in this prospectus supplement and our Annual Report on Form 10-K for our most recently completed fiscal year for a description of additional uncertainties associated with our business, results of operations and financial condition and the forward-looking statements included or incorporated by reference herein. The trading price of shares of our common stock could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

The price of our common stock may be volatile. This volatility may affect the price at which you could sell our common stock, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock.

The market price for our common stock has historically experienced, and may continue to experience, volatility. This volatility may affect the price at which you could sell shares of our common stock, and the sale of substantial amounts of shares of our common stock could adversely affect the price of our common stock. Our stock price may continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including: the other risk factors discussed in the documents incorporated by reference herein; variations in our quarterly operating results from our securities analysts’ or investors’ expectations; downward revisions in securities analysts’ estimates; the announcement by us or our competitors of significant acquisitions, joint ventures, capital commitments or other material developments; and the sale or availability for sale of substantial amounts of our common stock could adversely impact its price.

We have broad discretion in the use of the net proceeds we receive from this offering, and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We have broad discretion in the use of the net proceeds we receive from this offering and may use the net proceeds in a manner that does not increase the value of your investment. Our management will have broad discretion in the application of the net proceeds we receive in this offering, including for any of the purposes described in the section entitled “Use of Proceeds” below, and you will need to rely upon the judgment of our management with respect to the use of the net proceeds, potentially with only limited information concerning our specific intentions. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline.

Shares of our common stock offered under this prospectus supplement and the accompanying prospectus may be sold in “at-the-market” offerings, and investors who buy shares of our common stock at different times will likely pay different prices.

Investors who purchase shares of our common stock under this prospectus supplement and the accompanying prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares of our common stock sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares of our common stock as a result of the sale of shares of our common stock at prices lower than the prices they paid.

The issuance of shares of our common stock under the equity distribution agreement and any forward sale agreement may be dilutive and there may be future dilution of shares of our common stock.

The issuance of shares of our common stock in this offering, as well as any shares issued by us in connection with a physical or net share settlement in respect of a forward sale agreement, the receipt of the expected net proceeds and the use of those proceeds, may have a dilutive effect on our expected net income available to common shareholders per share and funds from operations per share. The actual amount of dilution cannot be determined at this time and will be based on numerous factors. Additionally, we are generally not restricted from issuing additional shares of our common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of our common stock or any substantially similar securities. The market price for shares of our common stock could materially decline as a result of sales of shares of common stock or similar securities in the market made after this offering or the perception that such sales could occur. Additionally, future issuances or sales of a large number of shares of our common stock may be at prices below the offering price of shares of our common stock offered by this prospectus supplement and may adversely impact the market price of our common stock.

Provisions contained in a forward sale agreement could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.

If we enter into one or more forward sale agreements, the relevant Forward Purchaser under each forward sale agreement will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that the Forward Purchaser determines is affected by an event described below) and require us to physically settle on a date specified by such Forward Purchaser if:

•

in such Forward Purchaser’s good faith, commercially reasonable judgment, it or its affiliate (a) is unable to hedge its exposure under such forward sale agreement because an insufficient number of shares of our common stock have been made available for borrowing by securities lenders or (b) would incur a stock loan cost in excess of a specified threshold to hedge its exposure under such forward sale agreement;

•

we declare any dividend, issue or distribution on shares of our common stock (a) payable in cash in excess of specified amounts (unless it is an extraordinary dividend) during the relevant periods, (b) payable in securities of another company that we acquire or own (directly or indirectly) in connection with a spin-off or similar transaction, or (c) of any other type of securities (other than shares of our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

•	certain ownership thresholds with respect to our common stock applicable to such Forward Purchaser and its affiliates are exceeded;

•

an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, or insolvency) or the occurrence of a delisting of shares of our common stock or a change in law under such forward sale agreement; or

•

certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement (each as more fully described in each forward sale agreement).

A Forward Purchaser’s decision to exercise its right to accelerate the physical settlement of any forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the applicable forward sale agreement, irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.

We expect that settlement of any forward sale agreement will generally occur no later than the date specified in the particular forward sale agreement. However, any forward sale agreement may be settled earlier than that specified date in whole or in part at our option. Subject to certain conditions, we have the right to elect physical, cash or net share settlement under each forward sale agreement. We intend to physically settle each forward sale agreement by delivery of shares of our common stock. However, we may elect to cash settle or net share settle such forward sale agreement. Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement of a particular forward sale agreement, upon such settlement to the extent we are obligated to deliver shares of our common stock) will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the number of shares of our common stock underlying a particular forward sale agreement, we expect the applicable Forward Purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

•

return shares of our common stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

The purchase of shares of our common stock in connection with a Forward Purchaser or its affiliate unwinding such Forward Purchaser’s hedge positions could cause the price of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would deliver to such Forward Purchaser (or decreasing the number of shares of our common stock that such Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement.

The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank rate less a spread and will be decreased based on amounts related to expected dividends on our common stock during the term of the applicable forward sale agreement. If the overnight bank rate is less than the spread for a particular forward sale agreement on any day, the interest factor will result in a daily reduction of the applicable forward sale price. If the volume-weighted average price at which a particular Forward Purchaser (or its affiliate) is able to purchase (or is deemed able to purchase) shares of our common stock during the applicable unwind period under a particular forward sale agreement is above the average forward sale price for such period, in the case of cash settlement, we would pay the relevant Forward Purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such Forward Purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the volume-weighted average price at which a particular Forward Purchaser (or its affiliate) is able to purchase (or is deemed able to purchase) shares of our common stock during the applicable unwind period under that particular forward sale agreement is below the average forward sale price for such period, in the case of cash settlement, we would be paid the difference in cash by the relevant Forward Purchaser under that particular forward sale agreement or, in the case of net share settlement, we would receive from such Forward Purchaser a number of shares of our common stock having a value equal to the difference. See “Plan of Distribution (Conflicts of Interest)” for information on the forward sale agreements.

Resales of our newly issued shares of our common stock in the public market may cause the market price of our common stock to fall.

We may issue shares of our common stock having aggregate gross sales proceeds of up to $1,500,000,000 from time to time in connection with this offering and we may issue shares of our common stock in connection with a physical or net share settlement in respect of a forward sale agreement. This issuance from time to time of these new shares of our common stock, or our ability to issue shares of our common stock in this offering, could result in resales of shares of our common stock by our current shareholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price of our common stock.

In case of our insolvency filing, any forward sale agreement that is in effect will automatically terminate, and we would not receive the expected proceeds from any forward sales of shares of our common stock thereunder.

If we or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment of bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant Forward Purchaser any shares of our common stock not previously delivered, and the relevant Forward Purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any shares of our common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.

The Managers or their affiliates may receive benefits from sales under the equity distribution agreement.

If we enter into a forward sale agreement with any Forward Purchaser, the relevant Forward Seller will be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable laws and regulations, to sell shares of our common stock borrowed from third parties to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares of our common stock will be paid to the applicable Forward Purchaser. Such entity will be either a Manager or an affiliate of a Manager. As a result, a Manager or one of its affiliates will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreement.

These transactions create potential conflicts of interest because these Managers and Forward Purchasers have an interest in the successful completion of this offering beyond the sales commissions they will receive. The interest may influence the decision regarding the terms and circumstances under which this offering is completed.

Although we have paid cash dividends on shares of our common stock in the past, we may not pay cash dividends or increase our dividends on shares of our common stock in the future.

Holders of shares of our common stock are entitled to receive only such dividends as our board of directors may declare out of funds legally available for such purpose. We have a history of paying dividends to our shareholders when sufficient cash is available. However, future cash dividends will depend on a number of factors including our cash requirements and the ability of our subsidiaries to pay dividends, make other distributions and repay funds owed from time to time to us. See “Description of Capital Stock—Common Stock—Dividends” in the accompanying prospectus. There can be no assurance that we will continue to pay dividends or increase our dividends even if the necessary financial conditions are met and if sufficient cash is available for distribution.

Michigan law prohibits payment of a dividend or a repurchase of capital stock if, after giving it effect, a corporation would not be able to pay its debts as they become due in the usual course of business, or its total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior.

In addition, DTE Energy has certain securities with respect to which it has the right to defer interest payments. Should DTE Energy exercise this right, it cannot declare or pay dividends on any of its capital stock during the deferral period.

USE OF PROCEEDS

We intend to use the net proceeds (i) from this offering, after deducting Managers’ commission and our offering expenses and (ii) payable upon settlement of any forward sale agreement, in each case, for general corporate purposes, which may include investments in our subsidiaries.

We will not initially receive any proceeds from any sales of shares of our common stock by a Forward Seller in connection with any forward sale agreement. We expect to physically settle each particular forward sale agreement, in which case we will expect to receive aggregate net cash proceeds at settlement equal to the number of shares of our common stock underlying the particular forward sale agreement multiplied by the relevant forward sale price. The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement initially will be equal to the gross sales prices of all borrowed shares of our common stock sold by the relevant Forward Seller during the applicable forward hedge selling period less a forward hedge selling commission of up to 2% of the gross sales prices of all borrowed shares of our common stock sold during the applicable forward hedge selling period by it as Forward Seller. The forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank rate less a spread and will be decreased based on amounts related to expected dividends on our common stock during the term of the particular forward sale agreement. If the overnight bank rate is less than the spread for a particular forward sale agreement on any day, the interest factor will result in a daily reduction of the applicable forward sale price.

If we enter into a forward sale agreement with any Forward Purchaser, we expect that the affiliated Forward Seller will attempt to sell borrowed shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares of our common stock will be paid to the applicable Forward Purchaser. Such entity will be either a Manager or an affiliate of a Manager. As a result, a Manager or one of its affiliates will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreement. In addition, certain Managers, Forward Sellers and Forward Purchasers (or their respective affiliates) are lenders under our revolving credit agreement (as defined herein) or may hold some of our or our subsidiaries’ outstanding commercial paper and therefore may receive part of the net proceeds of this offering in the event any of the net proceeds is used to repay borrowings under our revolving credit agreement or any such commercial paper borrowings. See “Plan of Distribution (Conflicts of Interest)—Conflicts of Interest.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following are the material U.S. federal income tax considerations of your ownership and disposition of our common stock if you are a “non-U.S. holder” that holds our common stock as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to the exceptions set forth below, you are a non-U.S. holder if for U.S. federal income tax purposes you are a beneficial owner of our common stock and you are:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a non-U.S. holder, however, if you are a nonresident alien individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year in which you sell (or otherwise transfer in a taxable disposition) any of our common stock and certain other requirements are met (as determined under the Code) or if you are a former citizen or former resident of the United States for U.S. federal income tax purposes, in which event you should consult your tax adviser regarding the U.S. federal income tax consequences of the ownership and disposition of our common stock.

If you are a partner in a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury regulations as of the date hereof, changes to any of which, or any official interpretation thereof, subsequent to the date hereof may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address all U.S. federal income tax consequences relevant to you in light of your particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, and does not address U.S. federal estate or gift tax laws or any aspect of state, local, or non-U.S. taxation, or any taxes other than certain income taxes. You should consult your tax adviser regarding the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Dividends

In general, distributions paid on our common stock will constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that these distributions exceed our current and accumulated earnings and profits, the excess will constitute a return of capital that is applied against, and will first reduce, your basis in our common stock, but not below zero, and any remaining excess will be treated as gain from the sale of such stock, as described below under “Gain on Disposition of Our Common Stock.”

Distributions taxable to you as dividends will be subject to withholding of U.S. federal income tax (currently at a rate of 30%) unless you provide to the applicable withholding agent an appropriate Internal Revenue Service (“IRS”) Form W-8 or otherwise establish your entitlement to an exemption from, or a reduced rate of, withholding tax.

If you receive dividend payments on our common stock that are “effectively connected” with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States), you will generally be taxed on the dividends in the same manner as a U.S. person. However, generally, you will not be subject to U.S. federal withholding tax on these dividends, as long as you provide an IRS Form W-8ECI to the applicable withholding agent or you otherwise establish an exemption. You should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of our common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

Gain on Disposition of Our Common Stock

You generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale or other taxable disposition of our common stock unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States); or

•

we are or have been a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time within the five-year period preceding the disposition or your holding period, whichever is shorter.

If you recognize gain on a sale or other disposition of our common stock that is effectively connected with your conduct of a trade or business in the United States (and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States), you will generally be taxed on the gain in the same manner as a U.S. person. You should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of our common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

Generally, a corporation is a USRPHC if the fair market value of its “United States real property interests” (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we have not been and currently are not a USRPHC for U.S. federal income tax purposes and do not expect to become one in the future based on anticipated business operations.

Our position is not binding on the IRS, and it is possible that the IRS may take a different position. In the event that we are or become a USRPHC, as long as our common stock continues to be “regularly traded on an established securities market” within the meaning of the U.S. Treasury regulations, you will be subject to tax on any gain recognized on a disposition of our common stock as if it were effectively connected with the conduct of a trade or business in the United States (as described above) only if you actually or constructively owned, at any time during the shorter of the five-year period ending on the date of the disposition and your holding period for the stock, more than 5% of our common stock. If we are or were to become a USRPHC and our common stock were not considered to be regularly traded on an established securities market in the year of the disposition, then, regardless of the percentage of stock owned, you would be subject to U.S. federal income tax on any resulting gain (as described above), and in addition a 15% withholding tax would apply to the gross proceeds from the disposition.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS in connection with payments of dividends on our common stock. Unless you comply with certification procedures to establish that you are not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of our common stock. You may be subject to backup withholding on payments on our common stock or on the proceeds from a sale or other disposition of our common stock unless you comply with certification procedures to establish that you are not a U.S. person or otherwise establish an exemption. The certification procedures required to claim a reduction or exemption from withholding tax on dividends described above will avoid backup withholding as well. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance

Under Sections 1471 through 1474 of the Code and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), a 30% U.S. federal withholding tax may apply to any dividends paid on our common stock to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on Form W-8BEN-E, evidencing either an exemption from FATCA, or its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on Form W-8BEN-E, evidencing either an exemption from FATCA, or adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). Under proposed U.S. Treasury regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued, FATCA withholding will not apply to the gross proceeds from any sale or disposition of our common stock. If a dividend payment is both subject to withholding under FATCA and subject to the 30% withholding tax discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your tax adviser regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have entered into an equity distribution agreement, dated as of December 19, 2025, which we refer to as the equity distribution agreement, with the Managers, Forward Sellers and Forward Purchasers under which we may issue or sell shares of our common stock having an aggregate sales price of up to $1,500,000,000 over a period of time and from time to time. The sales, if any, of shares of our common stock made under the equity distribution agreement, and to which this prospectus supplement relates, will be made in “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the NYSE, the existing trading market for shares of our common stock, or sales made to or through a market maker or through an electronic communications network. In addition, shares of our common stock may be offered and sold by such other methods, including privately negotiated transactions (including block transactions), as we and the applicable Managers or Forward Sellers agree to in writing.

We also may sell shares of our common stock to one or more of the Managers, as principal for their own accounts, at a price per share agreed upon at the time of sale. If we sell shares of our common stock to one or more Managers, as principal, we will enter into a separate terms agreement with such Manager or Managers, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

The equity distribution agreement provides that, in addition to the issuance and sale of shares of our common stock by us through the Managers, we may also enter into one or more forward sale agreements under master forward confirmations we enter into with the Forward Purchasers. In connection with any forward sale agreement, the relevant Forward Purchaser will borrow from third parties and, through its affiliated Forward Seller, sell a number of shares of our common stock equal to the number of shares of our common stock underlying such forward sale agreement. In no event will the aggregate number of shares of our common stock sold through the Managers or the Forward Sellers under the equity distribution agreement have an aggregate sales price in excess of $1,500,000,000.

We estimate that the total expenses of this offering payable by us, excluding any commissions and expense reimbursement payable to the Managers under the equity distribution agreement, including amounts paid through the date of this prospectus supplement, will be approximately $750,000, and we expect to incur additional expenses (in addition to any such commissions and expense reimbursement) in connection with this offering in the future. We have agreed to reimburse each of the Managers, the Forward Sellers and the Forward Purchasers for certain of their legal expenses in certain circumstances in connection with the equity distribution agreement.

In connection with the sale of shares of our common stock, each of the Managers, Forward Sellers or Forward Purchasers may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Managers, the Forward Sellers or the Forward Purchasers may be deemed to be underwriting commissions or discounts. We have agreed in the equity distribution agreement to provide indemnification and contribution to each of the Managers, Forward Sellers and Forward Purchasers against certain civil liabilities, including liabilities under the Securities Act.

Sales of shares of our common stock as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the applicable Manager or Forward Seller may agree upon.

The offer and sale of shares of our common stock pursuant to the equity distribution agreement will terminate upon the earliest of (1) the sale of the maximum aggregate amount of shares of our common stock subject to the equity distribution agreement; and (2) the termination of the equity distribution agreement by either us at any time with written notice or a Manager, Forward Seller or Forward Purchaser with respect to its respective obligations under the equity distribution agreement, at any time upon written notice.

Shares of our common stock are “actively-traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act. If we have reason to believe that the exemptive provisions set forth in

Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, we will promptly notify the Managers, the Forward Sellers and the Forward Purchasers and sales of shares of our common stock under the equity distribution agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of the Managers, the Forward Sellers, the Forward Purchasers and us.

Sales through Managers

From time to time during the term of the equity distribution agreement, we may enter into a transaction confirmation with one of the Managers specifying the length of the selling period, the number of shares of our common stock to be sold and the minimum price below which sales may not be made.

Each Manager has agreed that, upon acceptance by us of a transaction confirmation from such Manager, and subject to the terms and conditions of the equity distribution agreement, such Manager will use commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares of our common stock on such terms. We or such Manager may suspend the offer and sale of our common stock at any time upon proper notice to the other party, upon which the selling period will immediately terminate. The obligation of each Manager under the equity distribution agreement to sell shares of our common stock pursuant to any transaction confirmation is subject to a number of conditions, which such Manager reserves the right to waive in its sole discretion.

We will pay each Manager a commission of up to 2% of the gross sales price per share for any shares of our common stock sold through it as an agent under the equity distribution agreement.

Settlement for sales of shares of our common stock will occur, unless the parties agree otherwise, on the first trading day following the date on which such sales are made in return for payment of the proceeds to us net of compensation paid by us to the Managers. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Sales through Forward Sellers

From time to time during the term of the equity distribution agreement, and subject to the terms and conditions set forth therein and in the related master forward confirmations, we may deliver a forward placement notice relating to a forward sale to any of the Forward Sellers and the applicable Forward Purchaser. Upon acceptance by a Forward Seller and the applicable Forward Purchaser of a forward placement notice from us requesting that such Forward Seller execute sales of borrowed shares of our common stock in connection with a forward sale agreement, subject to the terms and conditions of the equity distribution agreement and the applicable forward sale agreement, the affiliated Forward Purchaser or its affiliate will use commercially reasonable efforts to borrow, and such Forward Seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the borrowed shares of our common stock on such terms to hedge such Forward Purchaser’s exposure under that particular forward sale agreement. We or the relevant Forward Seller may immediately suspend the offer and sale of shares of our common stock in respect of a forward sale agreement at any time upon proper notice to the other. The obligation of the relevant Forward Seller under the equity distribution agreement to execute such sales of shares of our common stock is subject to a number of conditions, which each Forward Seller reserves the right to waive in its sole discretion.

In connection with each forward sale agreement, the relevant Forward Seller will receive, in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, commissions at a mutually agreed rate of up to 2% of the gross sales price of all borrowed shares of our common stock sold during the applicable forward hedge selling period by it as Forward Seller. We refer to this commission rate as the forward selling commission. The forward hedge selling period will be the period of consecutive trading days determined by us in our sole discretion and as specified in the relevant forward placement notice.

The forward sale price per share under each forward sale agreement will initially equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average price per share at which the borrowed shares of our common stock were sold pursuant to the equity distribution agreement by the relevant Forward Seller. Thereafter, the forward sale price will be subject to adjustment as described below.

The forward sale agreements will provide that the forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to increase or decrease based on the overnight bank rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the particular forward sale agreement. If the overnight bank rate is less than the spread for a particular forward sale agreement on any day, the interest factor will result in a daily reduction of the forward sale price.

Except under limited circumstances described below, we have the right to elect physical, cash or net share settlement under any forward sale agreement. Although we expect to settle any forward sale agreement entirely by delivering shares of our common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under a particular forward sale agreement if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle a particular forward sale agreement if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of shares of our common stock underlying a particular forward sale agreement.

If we elect to physically settle any forward sale agreement, we will receive an amount of cash from the relevant Forward Purchaser equal to the product of the forward sale price per share under that particular forward sale agreement and the number of shares of our common stock underlying the particular forward sale agreement. If we elect cash settlement or net share settlement with respect to all or a portion of the number of shares of our common stock underlying a forward sale agreement, we expect the applicable Forward Purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

•

return shares of our common stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

If the volume-weighted average price at which a particular Forward Purchaser (or its affiliate) is able to purchase (or is deemed able to purchase) shares of our common stock during the applicable unwind period in respect of a forward sale agreement is above the average forward sale price for such period, in the case of cash settlement, we would pay the applicable Forward Purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such Forward Purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the volume-weighted average price at which a particular Forward Purchaser (or its affiliate) is able to purchase (or is deemed able to purchase) shares of our common stock during the applicable unwind period in respect of a forward sale agreement is below the average forward sale price for such period, in the case of cash settlement, we would be paid the difference in cash by the relevant Forward Purchaser under such forward sale agreement or, in the case of net share settlement, we would receive from such Forward Purchaser a number of shares of our common stock having a value equal to the difference.

In addition, the purchase of shares of our common stock in connection with the relevant Forward Purchaser or its affiliate unwinding the Forward Purchaser’s hedge positions could cause the price of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would deliver to such Forward Purchaser (or decreasing the number of shares of our common stock that such Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement. See “Risk Factors.”

Each Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that such Forward Purchaser determines is affected by such event) and require us to physically settle on a date specified by such Forward Purchaser if (1) in such Forward Purchaser’s good faith commercially reasonable judgment, it or its affiliate (a) is unable to hedge its exposure under such forward sale agreement because an insufficient number of shares of our common stock have been made available for borrowing by securities lenders or (b) would incur a stock loan cost in excess of a specified threshold to hedge its exposure under such forward sale agreement; (2) we declare any dividend, issue or distribution on shares of our common stock (a) payable in cash in excess of specified amounts (unless it is an extraordinary dividend) during the relevant periods, (b) payable in securities of another company that we acquire or own (directly or indirectly) in connection with a spin-off or similar transaction, or (c) of any other type of securities (other than shares of our common stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds with respect to our common stock applicable to such Forward Purchaser and its affiliates are exceeded; (4) an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization or insolvency) or the occurrence of a delisting of shares of our common stock or a change in law under the forward sale agreement; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement (each as more fully described in each forward sale agreement). A Forward Purchaser’s decision to exercise its right to accelerate any forward sale agreement and to require us to physically settle any such forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity. In addition, upon an insolvency filing relating to us, each forward sale agreement then outstanding will terminate without further liability of either party. Following any such termination, we would not deliver any shares of our common stock and we would not receive any proceeds pursuant to the forward sale agreement. See “Risk Factors.”

Unless otherwise required, we will report at least quarterly the number of shares of our common stock sold through the Managers and the Forward Sellers under the equity distribution agreement, the number of shares of our common stock delivered to the Forward Purchasers pursuant to any forward sale agreement, the net proceeds to us and the compensation paid by us to the Managers, the Forward Purchasers and the Forward Sellers in connection with the sales of shares of our common stock.

Conflicts of Interest

The Forward Purchasers (or their respective affiliates) will receive the net proceeds of any sale of borrowed shares of our common stock sold pursuant to this prospectus supplement in connection with any forward sale agreement. In addition, the net proceeds from the sale of shares of our common stock in this offering may be used to repay borrowings under our revolving credit agreement (as defined below) or to repay our or our subsidiaries’ commercial paper borrowings. Because certain Managers, Forward Sellers and Forward Purchasers (or their respective affiliates) are expected to receive part of the net proceeds from the sale of shares of our common stock in connection with any forward sale agreement, and because certain Managers, Forward Sellers and Forward Purchasers (or their respective affiliates) are lenders under our revolving credit agreement or may hold some of our or our subsidiaries’ outstanding commercial paper and therefore may receive part of the net proceeds of this offering in the event any of the net proceeds is used to repay any such borrowings, any such Manager, Forward Seller or Forward Purchaser would be deemed to have a conflict of interest under FINRA

Rule 5121 to the extent such Manager, Forward Seller or Forward Purchaser or any of its affiliates receive at least 5% of the net proceeds of this offering. Any Manager, Forward Seller or Forward Purchaser deemed to have a conflict of interest would be required to conduct the distribution of shares of our common stock in accordance with FINRA Rule 5121. If this offering is conducted in accordance with FINRA Rule 5121, such Manager, Forward Seller or Forward Purchaser would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

Other Relationships

If we enter into a forward sale agreement with any Forward Purchaser, we expect that the affiliated Forward Seller will attempt to sell borrowed shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares of our common stock will be paid to the applicable Forward Purchaser. Such entity will be either a Manager or an affiliate of a Manager. As a result, a Manager or one of its affiliates will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreement.

The Managers, the Forward Sellers and the Forward Purchasers and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, corporate trust, investment management, investment research, principal investment, hedging, financing and brokerage activities.

The Managers, the Forward Sellers and the Forward Purchasers and their respective affiliates have provided and in the future may continue to provide investment banking, commercial banking, corporate trust and other financial services, including the provision of credit facilities, to us and our affiliates in the ordinary course of business for which they have received and will receive customary compensation. Certain of the Managers, the Forward Sellers and the Forward Purchasers (or their respective affiliates) are lenders or agents under the revolving credit agreement entered into with DTE Energy Company (our “revolving credit agreement”).

In addition, in the ordinary course of their various business activities, the Managers, the Forward Sellers and the Forward Purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities or instruments of ours or our subsidiaries, including potentially shares of our common stock. The Managers, the Forward Sellers and the Forward Purchasers and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time recommend to clients that they acquire, long or short positions in such securities and instruments.

In addition, the Managers, the Forward Sellers and the Forward Purchasers and their respective affiliates may make markets in our common stock or other securities, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of our common stock or in our other securities, at the same time such Manager is acting as agent pursuant to the equity distribution agreement.

No Public Offering Outside of the United States

No action has been or will be taken in any country or jurisdiction (except in the United States) that would permit a public offering of shares of our common stock or the possession, circulation or distribution of this prospectus supplement or the accompanying prospectus or any other material relating to us or shares of our common stock in any jurisdiction where action for that purpose is required. Accordingly, shares of our common stock offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus and any other offering material or advertisements in connection with shares of our common stock may not be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

LEGAL MATTERS

The validity of DTE Energy’s common stock and certain other legal matters relating to this offering will be passed upon for DTE Energy by Kathrine Lorenz, Senior Vice President and Chief Legal Officer. Ms. Lorenz beneficially owns shares of DTE Energy common stock. Certain legal matters will be passed upon for DTE Energy by Hunton Andrews Kurth LLP, New York, New York.

Certain legal matters will be passed upon for the Managers, the Forward Sellers and the Forward Managers by Bracewell LLP, Houston, Texas. From time to time, Bracewell LLP acts as counsel for us and our affiliates for various matters. Davis Polk & Wardwell LLP, New York, New York, has advised the Forward Purchasers and the Forward Sellers with respect to the forward sale agreements.

EXPERTS

The financial statements of DTE Energy and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K of DTE Energy for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus

DTE Energy Company

Common Stock

Debt Securities

Stock Purchase Contracts

Stock Purchase Units

By this prospectus, DTE Energy Company may offer from time to time:

•	common stock;

•	senior debt securities and/or subordinated debt securities, including debt securities convertible into common stock of DTE Energy or exchangeable for other securities;

•	Stock Purchase Contracts; and

•	Stock Purchase Units.

We will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

We may offer these securities directly or through underwriters, agents or dealers. This prospectus may also be used by a selling security holder of the securities described herein. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements, and will identify any selling security holders. See the “Plan of Distribution” section beginning on page 32 of this prospectus for more information.

See “Risk Factors” beginning on page 3 regarding risks associated with an investment in these securities.

The mailing address of DTE Energy Company’s principal executive office is One Energy Plaza, Detroit, Michigan 48226-1221, and its telephone number is (313) 235-4000.

DTE Energy Company’s common stock is traded on the New York Stock Exchange under the symbol “DTE.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated April 4, 2025

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or supplements. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated in this prospectus is accurate as of any time after the date of this prospectus, or, if later, the date of an incorporated document, because our business, financial condition, results of operations and prospects may have changed since such dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that DTE Energy filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, DTE Energy may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities DTE Energy may offer. Each time DTE Energy sells securities, DTE Energy will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

We are not making an offer to sell these securities in any jurisdiction that prohibits the offer or sale of these securities.

In this prospectus references to “DTE Energy,” the “Company,” “we,” “us” and “our” refer to DTE Energy Company, unless the context indicates that the references are to DTE Energy Company and its consolidated subsidiaries.

RISK FACTORS

An investment in the securities involves risks. You should carefully consider the “Risk Factors” set forth in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, together with the other information in this prospectus, any applicable prospectus supplement, and the documents that are incorporated by reference in this prospectus, about risks concerning the securities, before buying any securities. See also “Cautionary Statements Regarding Forward-Looking Statements” below.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), with respect to the financial condition, results of operations and business of DTE Energy. You can find many of these statements by looking for words such as “anticipate,” “believe,” “expect,” “may,” “could,” “projected,” “aspiration,” “plans,” and “goals” or similar expressions in this prospectus or in documents incorporated herein that signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to numerous assumptions, risks, and uncertainties that may cause actual future results to be materially different from those contemplated, projected, estimated, or budgeted. Many factors may impact our forward-looking statements including, but not limited to, the following:

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impact of regulation by the Environmental Protection Agency, the Michigan Department of Environment, Great Lakes, and Energy, the Federal Energy Regulatory Commission, the Michigan Public Service Commission, the Nuclear Regulatory Commission, the Commodity Futures Trading Commission, and the California Air Resources Board, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures;

•	the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs;

•	economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation, and thefts of electricity and natural gas;

•	the operational failure of electric or gas distribution systems or infrastructure;

•	impact of volatility in prices in the international steel markets and in prices of environmental attributes generated from renewable natural gas investments on the operations of DTE Vantage;

•	the risk of a major safety incident;

•	environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements;

•	the cost of protecting assets and customer data against, or damage due to, cyber incidents and terrorism;

•	health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities;

•	volatility in commodity markets, deviations in weather, and related risks impacting the results of our energy trading operations;

•	changes in the cost and availability of coal and other raw materials, purchased power, and natural gas;

•	advances in technology that produce power, store power, or reduce or increase power consumption;

•	changes in the financial condition of significant customers and strategic partners;

•	the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions;

•	access to capital markets and the results of other financing efforts which can be affected by credit agency ratings;

•	instability in capital markets which could impact availability of short and long-term financing;

•	impacts of inflation and the timing and extent of changes in interest rates;

•	the level of borrowings;

•	the potential for increased costs or delays in completion of significant capital projects;

•	changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits;

•	the effects of weather and other natural phenomena, including climate change, on operations and sales to customers, and purchases from suppliers;

•	unplanned outages at our generation plants;

•	employee relations and the impact of collective bargaining agreements;

•	the availability, cost, coverage, and terms of insurance and stability of insurance providers;

•	cost reduction efforts and the maximization of generation and distribution system performance;

•	the effects of competition;

•	changes in and application of accounting standards and financial reporting regulations;

•	changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues;

•	successful execution of new business development and future growth plans;

•	contract disputes, binding arbitration, litigation, and related appeals;

•	the ability of the electric and gas utilities to achieve goals for carbon emission reductions; and

•	the risks discussed in our public filings with the Securities and Exchange Commission.

New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

The factors discussed above and other factors are discussed more completely in our public filings with the SEC including our most recent Annual Report on Form 10-K.

DTE ENERGY COMPANY

DTE Energy Company is a Michigan corporation with utility operations consisting primarily of DTE Electric Company (“DTE Electric”) and DTE Gas Company (“DTE Gas”). DTE Energy also has two other segments that are engaged in a variety of energy-related businesses.

DTE Electric is a Michigan corporation organized in 1903 and is an indirect wholly-owned subsidiary of DTE Energy. DTE Electric is a public utility engaged in the generation, purchase, distribution, and sale of electricity to approximately 2.3 million customers in southeastern Michigan.

DTE Gas is a Michigan corporation organized in 1898 and is an indirect, wholly-owned subsidiary of DTE Energy. DTE Gas is a public utility engaged in the purchase, storage, transportation, distribution, and sale of natural gas to approximately 1.3 million customers throughout Michigan and the sale of storage and transportation capacity.

DTE Energy’s non-utility operations include:

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The DTE Vantage segment, which is comprised primarily of renewable energy projects that sell electricity and pipeline-quality gas and projects that deliver custom energy solutions to industrial, commercial, and institutional customers, and

•	The Energy Trading segment, which consists of energy marketing and trading operations.

USE OF PROCEEDS

Except as we may otherwise state in an accompanying prospectus supplement, DTE Energy expects to use the net proceeds from the sale of its securities for general corporate purposes, which may include, among other things:

•	financing, development and construction of new facilities;

•	additions to working capital; and

•	repurchase or refinancing of securities.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements, market conditions and the availability and cost of other funds. Pending the application of proceeds, we may also invest the funds temporarily in short-term investment grade securities.

THE SECURITIES THAT WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain terms and provisions of the various types of securities that DTE Energy may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and any securities exchange on which the securities may be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	senior debt securities and/or subordinated debt securities, including debt securities convertible into common stock of DTE Energy or exchangeable for other securities;

•	stock purchase contracts; and

•	stock purchase units.

In this prospectus, we refer to the common stock, senior debt securities, subordinated debt securities, stock purchase contracts and stock purchase units together as “securities.” We refer to the senior debt securities and the subordinated debt securities together as the “debt securities.”

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

The authorized capital stock of DTE Energy currently consists of 400,000,000 shares of DTE Energy common stock, without par value, and 5,000,000 shares of preferred stock, without par value. As of December 31, 2024, there were 207,171,582 shares of DTE Energy common stock issued and outstanding. All outstanding shares of common stock are, and the common stock offered hereby when issued and paid for will be, duly authorized, validly issued, fully paid and nonassessable. As of December 31, 2024, there were no shares of preferred stock issued and outstanding.

Under the DTE Energy amended and restated articles of incorporation, which we refer to as the articles of incorporation, our board of directors may cause the issuance of one or more new series of the authorized shares of preferred stock, determine the number of shares constituting any such new series and fix the voting, distribution, dividend, liquidation and all other rights and limitations of the preferred stock. These rights may be superior to those of the DTE Energy common stock. To the extent any shares of DTE Energy’s preferred stock have voting rights, no share of preferred stock may be entitled to more than one vote per share.

Common Stock

The following description of our common stock, together with the additional information included in any applicable prospectus supplement, summarizes the material terms and provisions of this type of security. For the complete terms of our common stock, please refer to our articles of incorporation and bylaws that are incorporated by reference into the registration statement that includes this prospectus or may be incorporated by reference in this prospectus. The terms of our common stock may also be affected by the laws of the State of Michigan.

Dividends

Holders of common stock are entitled to participate equally in respect to dividends as, when and if dividends are declared by our board of directors out of funds legally available for their payment. However, this dividend right is subject to any preferential dividend rights we may grant to future holders of preferred stock and to the prior rights of DTE Energy’s debt holders and other creditors. As a Michigan corporation, we are subject to statutory limitations on the declaration and payment of dividends. Dividends on DTE Energy common stock will depend primarily on the earnings and financial condition of DTE Energy. DTE Energy is a holding company and its assets consist primarily of its investment in its operating subsidiaries. Thus, as a practical matter, dividends on common stock of DTE Energy will depend in the foreseeable future primarily upon the earnings, financial condition and capital requirements of DTE Electric, DTE Gas and our other subsidiaries, and the distribution of such earnings to DTE Energy in the form of dividends. The subsidiaries are separate and distinct legal entities and have no obligation to make payments with respect to any of DTE Energy’s securities, or to pay dividends to or make funds available to DTE Energy so that DTE Energy can make payments on its securities, including its common stock. In addition, existing or future covenants limiting the right of DTE Electric, DTE Gas or our other subsidiaries to pay dividends on or make other distributions with respect to their common stock may affect DTE Energy’s ability to pay dividends on its common stock. See “Description of Debt Securities — Ranking.”

Voting

Subject to any special voting rights that may vest in the holders of preferred stock, the holders of DTE Energy common stock are entitled to vote as a class and are entitled to one vote per share for each share held of record on all matters voted on by shareholders. All questions are decided by a majority of the votes cast by the holders of shares entitled to vote on that question, unless a greater or different vote is required by the articles of incorporation or Michigan law. However, if the number of director nominees for any director election exceeds the number of directors to be elected, the nominees receiving a plurality of the votes cast by holders of the shares entitled to vote at any meeting for the election of directors at which a quorum is present will be elected.

We are subject to Chapter 7A of the Michigan Business Corporation Act, which we refer to as the Corporation Act, which provides that business combinations subject to Chapter 7A between a Michigan corporation and a beneficial owner of shares entitled to 10% or more of the voting power of such corporation generally require the affirmative vote of 90% of the votes of each class of stock entitled to vote, and not less than 2/3 of each class of stock entitled to vote (excluding voting shares owned by such 10% owner), voting as a separate class. These requirements do not apply if (1) the corporation’s board of directors approves the transaction prior to the time the 10% owner becomes such or (2) the transaction satisfies certain fairness standards, certain other conditions are met and the 10% owner has been such for at least five years.

Board of Directors

The number of directors is fixed by the board of directors from time to time. DTE Energy currently has 13 directors. Directors are elected annually for terms which expire upon election of their successor at the next year’s annual shareholder meeting.

Amendments to DTE Energy’s Articles of Incorporation

Under Michigan law, our articles of incorporation may be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the proposed amendment (which would include the common stock and any series of preferred stock which, by its terms or applicable law, was so entitled to vote), and, if any class or series of shares is entitled to vote as a class, then the proposed amendment must be approved by the required vote of each class or series of shares entitled to vote as a class.

Liquidation Rights

In the event of a liquidation, dissolution or winding-up of DTE Energy, holders of our common stock have the right to share in DTE Energy’s assets remaining after satisfaction in full of the prior rights of creditors, and all liabilities and the aggregate liquidation preferences of any outstanding shares of DTE Energy preferred stock.

Preemptive Rights

The holders of DTE Energy common stock have no conversion or redemption rights, or any rights to subscribe for or purchase other stock of DTE Energy.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “DTE.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, P.O. Box 64874, St. Paul, MN 55164-0854.

Advance Notice Requirements; Possible Anti-Takeover Effects

Certain provisions of our articles of incorporation and bylaws may have the effect of discouraging unilateral tender offers or other attempts to take over and acquire the business of DTE Energy. Our bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders or a shareholder-requested special meeting of shareholders must deliver timely notice of their proposal in writing to our principal executive offices. Our bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders, a shareholder requested special meeting of shareholders or make nominations for directors. These provisions may limit the ability of individuals to bring matters before shareholder meetings, change the composition of the board of directors and pursue a merger, takeover, business combination or tender offer involving DTE Energy, which, under certain circumstances, could encourage a potentially interested purchaser to negotiate with the board of directors rather than pursue a non-negotiated takeover attempt, including one that shareholders might favor, and could reduce the market value of our common stock.

DESCRIPTION OF DEBT SECURITIES

The following description, together with any applicable prospectus supplement, summarizes certain material terms and provisions of the debt securities we may offer under this prospectus and the related indenture. We will issue the debt securities under an amended and restated indenture, dated as of April 9, 2001, as supplemented or amended from time to time, which we refer to as the “indenture,” between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee. We refer to The Bank of New York Mellon Trust Company, N.A., or any successor or additional trustee, in its capacity as trustee under the indenture, as the “trustee” for purposes of this section. The indenture may, but need not, have separate trustees for senior and subordinated debt securities.

This summary of the indenture and the debt securities relates to terms and conditions applicable to the debt securities generally. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below.

Because the descriptions of provisions of the indenture below are summaries, they do not describe every aspect of the indenture. The summaries below are subject to, and are qualified in their entirety by reference to, all provisions of the indenture, including the definitions therein of certain terms. We have filed a copy of the indenture as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read the indenture for provisions that may be important to you. Wherever we refer to particular articles, sections or defined terms of the indenture, those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. The indenture contains, and the debt securities, when issued, will contain, additional important terms and provisions. We will describe the particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered in the prospectus supplement relating to those debt securities.

The indenture does not limit the amount of debt securities we may issue under it, and it provides that additional debt securities of any series may be issued up to the aggregate principal amount that we may authorize from time to time. As of December 31, 2024, approximately $7.3 billion aggregate principal amount of debt securities were issued and outstanding under the indenture. At the date of this prospectus, since December 31, 2024, we have issued $1.1 billion aggregate principal amount of debt securities.

Principal and any premium and interest in respect to the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the trustee, unless we specify otherwise in the applicable prospectus supplement. At our option, however, payment of interest may be made by check mailed to the registered holders of the debt securities at their registered addresses.

We will describe material U.S. federal income tax and other considerations relating to debt securities denominated in foreign currencies or units of two or more foreign currencies in the applicable prospectus supplement.

Unless we otherwise specify in this prospectus or in the applicable prospectus supplement, we will issue debt securities in the form of global securities, deposited with and registered in the name of The Depository Trust Company, as depositary, which we refer to as “DTC,” or its nominee. Interests in the debt securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. See “Book-Entry Securities.”

General

The prospectus supplement that accompanies this prospectus relating to the debt securities being offered will include specific terms relating to the offered debt securities. These terms may include some or all of the following:

•	the title or designation of the debt securities;

•	the aggregate principal amount of the debt securities;

•	whether the debt securities are to represent senior or subordinated indebtedness and, if subordinated debt securities, the specific subordination provisions applicable thereto;

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in the case of subordinated debt securities, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of DTE Energy in right of payment, whether such other series of subordinated debt securities or other indebtedness is outstanding or not;

•	whether the debt securities will be issued as registered securities, bearer securities or a combination of the two;

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the person to whom any interest on any registered security shall be payable, if other than the person in whose name that security is registered at the close of business on the record date, the manner in which, or the person to whom, any interest on any bearer security shall be payable, if other than upon presentation and surrender of coupons, and the extent to which, or the manner in which, any interest payable on a temporary global security will be paid if other than in the manner provided in the indenture;

•	whether the debt securities will be issued in the form of one or more global securities;

•	the date or dates on which the principal of (and premium, if any, on) the debt securities will be payable or the method or methods, if any, by which such date or dates will be determined;

•	the rate or rates, at which the debt securities will bear any interest or the method or methods, if any, by which such rate or rates will be determined;

•	the date or dates from which any interest will accrue or the method or methods, if any, by which such date or dates will be determined and the date or dates on which such interest will be payable;

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whether and under what circumstances we will pay “additional amounts,” as defined in the indenture, on the debt securities to any holder who is a “United States Alien,” as defined in the indenture, in respect of certain taxes, assessments or governmental charges, and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts; the term “interest,” as used in this prospectus, includes any additional amounts;

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the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, and where any registered securities may be surrendered for registration of transfer or exchange;

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a description of any provisions providing for redemption or repurchase of the debt securities, in whole or in part, at our option, a holder’s option or otherwise, and the terms and provisions of such a redemption or repurchase;

•	any sinking fund or other mandatory redemption or similar terms;

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whether the debt securities will be convertible into shares of common stock of DTE Energy and/or exchangeable for other securities, whether or not issued by DTE Energy, property or cash, or a combination of any of the foregoing, and, if so, the terms and conditions of such conversion or exchange, either mandatory, at the option of the holder, or at the option of DTE Energy, and any deletions from or modifications or additions to the indenture to allow the issuance of such convertible or exchangeable debt securities;

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the authorized denominations of the debt securities, if other than denominations of $1,000 and any integral multiple thereof (in the case of registered securities) or $5,000 (in the case of bearer securities);

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if other than the principal amount thereof, the portion of the principal amount of the debt securities or any of them that shall be payable upon declaration of acceleration of the maturity in accordance with the indenture upon an event of default or the method by which such portion is to be determined;

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if other than U.S. dollars, the currency or currencies or currency unit or units of two or more currencies in which debt securities are denominated, for which they may be purchased, and in which principal and any premium and interest is payable;

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if the currency or currencies or currency unit or units for which debt securities may be purchased or in which principal and any premium and interest may be paid is at our election or at the election of a purchaser, the manner in which an election may be made and its terms;

•	any index or other method used to determine the amount of payments of principal of, and any premium and interest on, the debt securities;

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if either or both of the sections of the indenture relating to defeasance and covenant defeasance are applicable to the debt securities, or if any covenants in addition to or other than those specified in the indenture shall be subject to covenant defeasance;

•	any deletions from, or modifications or additions to, the provisions of the indenture relating to satisfaction and discharge in respect of the debt securities;

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if there is more than one trustee, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent and/or authenticating agent with respect to the debt securities;

•	whether the debt securities shall be issued as original issue discount securities;

•	whether a credit facility or other form of credit support will apply to the debt securities;

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any deletions from, modifications of or additions to the events of default or covenants with respect to the debt securities whether or not such events of default or covenants are consistent with the events of default or covenants in the indenture, and whether the limitations on secured debt under the indenture will be applicable; and

•	any other specific terms of the debt securities.

We are not obligated to issue all debt securities of any one series at the same time and all the debt securities of any one series need not bear interest at the same rate or mature on the same date.

Under the indenture, the terms of the debt securities of any series may differ and we, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities of such series or establish additional terms of such series.

Other than as described below under “— Covenants” with respect to any applicable series of debt securities and as may be described in the applicable prospectus supplement, the indenture does not limit our ability to incur indebtedness or afford holders of debt securities protection in the event of a decline in our credit quality or if we are involved in a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding the applicability of the covenant described below under “— Covenants — Limitation on Secured Debt” or any deletions from, modifications of or additions to the events of default described below or covenants contained in the indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

Ranking

Because DTE Energy is a holding company that conducts substantially all of its operations through subsidiaries, holders of debt securities and guarantees of DTE Energy will generally have a junior position to claims of creditors of those subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and preferred shareholders, if any. Our subsidiaries, principally DTE Electric and DTE Gas, from time to time incur debt to finance their business activities. Substantially all of the physical properties of DTE Electric and DTE Gas are subject to the liens of their respective mortgage indentures as security for the payment of outstanding mortgage bonds.

Our assets consist primarily of investment in subsidiaries. Our ability to service indebtedness, including any debt securities and guarantees, depends on the earnings of our subsidiaries and the distribution or other payment from subsidiaries of earnings to us in the form of dividends, loans or advances, and repayment of loans and advances from us. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due under the debt securities or to make payments to us in order for us to pay our obligations under the debt securities. In addition, existing and future contractual and other legal requirements may limit the ability of our subsidiaries to pay dividends to us.

Senior Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, DTE Energy’s obligation to pay the principal of, and any premium and interest on, the senior debt securities will be unsecured and will rank equally with all of our other unsecured unsubordinated indebtedness.

Subordinated Debt Securities

DTE Energy’s obligation to pay the principal of, and any premium and interest on, any series of subordinated debt securities will be unsecured and will rank subordinate and junior in right of payment to all Senior Indebtedness (as defined below) to the extent provided in the supplemental indenture relating to the series and the terms of those subordinated debt securities, as described below and in any applicable prospectus supplement, which may make deletions from, or modifications or additions to, the subordination terms described below.

Upon any payment or distribution of assets or securities of DTE Energy to creditors upon any liquidation, dissolution, winding-up, reorganization, or any bankruptcy, insolvency, receivership or similar proceedings in connection with any insolvency or bankruptcy proceeding of DTE Energy, the holders of Senior Indebtedness will first be entitled to receive payment in full of the Senior Indebtedness before the holders of subordinated debt securities will be entitled to receive any payment or distribution in respect of the subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other Indebtedness of DTE Energy being subordinated to the payment of subordinated debt securities of such series, which may be payable or deliverable in respect of the subordinated debt securities of such series upon any such dissolution, winding-up, liquidation or reorganization or in any such bankruptcy, insolvency, receivership or other proceeding.

By reason of such subordination, in the event of liquidation or insolvency of DTE Energy, holders of Senior Indebtedness with respect to the subordinated debt securities of any series and holders of other obligations of DTE Energy that are not subordinated to such Senior Indebtedness may recover more, ratably, than the holders of the subordinated debt securities of such series.

Subject to the payment in full of all Senior Indebtedness with respect to the subordinated debt securities of any series, the rights of the holders of the subordinated debt securities of such series will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of DTE Energy applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the subordinated debt securities of such series have been paid in full.

No payments on account of principal or any premium or interest in respect of the subordinated debt securities may be made if there has occurred and is continuing a default in any payment with respect to Senior Indebtedness or an event of default with respect to any Senior Indebtedness resulting in the acceleration of its maturity, or if any judicial proceeding is pending with respect to any default.

“Indebtedness” means:

•	indebtedness for borrowed money;

•	obligations for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of business);

•	obligations evidenced by notes, bonds, debentures or other similar instruments;

•	obligations created or arising under any conditional sale or other title retention agreement with respect to acquired property;

•	obligations as lessee under leases that have been or should be, in accordance with accounting principles generally accepted in the United States, recorded as capital leases;

•	obligations, contingent or otherwise, in respect of acceptances, letters of credit or similar extensions of credit;

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obligations in respect of interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

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guarantees of Indebtedness of others, directly or indirectly, or Indebtedness in effect guaranteed directly or indirectly through an agreement (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (2) to purchase, sell or lease property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (3) to supply funds to or in any other manner invest in the debtor or (4) otherwise to assure a creditor against loss; and

•	Indebtedness described above secured by any Lien (as defined below) on property.

“Senior Indebtedness,” for purposes of subordinated debt securities of each series, means all Indebtedness, whether outstanding on the date of issuance of subordinated debt securities of the applicable series or thereafter created, assumed or incurred, except Indebtedness ranking equally with the subordinated debt securities or Indebtedness ranking junior to the subordinated debt securities. Senior Indebtedness does not include obligations to trade creditors or indebtedness of DTE Energy to its subsidiaries. Senior Indebtedness with respect to the subordinated debt securities of any particular series will continue to be Senior Indebtedness with respect to the subordinated debt securities of such series and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

“Indebtedness ranking equally with the subordinated debt securities,” for purposes of subordinated debt securities of the applicable series, means Indebtedness, whether outstanding on the date of issuance of the subordinated debt securities or thereafter created, assumed or incurred, to the extent the Indebtedness specifically by its terms ranks equally with and not prior to the subordinated debt securities in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of DTE Energy. The securing of any Indebtedness otherwise constituting Indebtedness ranking equally with the subordinated debt securities will not prevent the Indebtedness from constituting Indebtedness ranking equally with the subordinated debt securities.

“Indebtedness ranking junior to the subordinated debt securities,” for purposes of subordinated debt securities of the applicable series, means any Indebtedness, whether outstanding on the date of issuance of the subordinated debt securities of the applicable series or thereafter created, assumed or incurred, to the extent the Indebtedness by its terms ranks junior to and not equally with or prior to:

•	the subordinated debt securities, and

•	any other Indebtedness ranking equally with the subordinated debt securities,

in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of DTE Energy. The securing of any Indebtedness otherwise constituting Indebtedness ranking junior to the subordinated debt securities will not prevent the Indebtedness from constituting Indebtedness ranking junior to the subordinated debt securities.

Covenants

The indenture contains covenants for the benefit of holders of debt securities of each series. The following covenant will apply to a series of debt securities only to the extent specified in the applicable prospectus supplement.

Limitation on Secured Debt

If this covenant is made applicable to the debt securities of any particular series, we have agreed that we will not create, issue, incur or assume any Secured Debt (as defined below) without the consent of the holders of a majority in principal amount of the outstanding debt securities of all series with respect to which this covenant is made, considered as one class; provided, however, that the foregoing covenant will not prohibit the creation, issuance, incurrence or assumption of any Secured Debt if we either:

•	secure all debt securities then outstanding with respect to which this covenant is made equally and ratably with the Secured Debt; or

•

deliver to the trustee bonds, notes or other evidences of indebtedness secured by the Lien (as defined below) which secures the Secured Debt in an aggregate principal amount equal to the aggregate principal amount of the debt securities then outstanding with respect to which this covenant is made and meeting certain other requirements in the indenture.

“Debt” means:

•	indebtedness for borrowed money evidenced by a bond, debenture, note or other written instrument or agreement by which we are obligated to repay such borrowed money; and

•	any guaranty by DTE Energy of any such indebtedness of another person.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Secured Debt” means Debt created, issued, incurred or assumed by DTE Energy that is secured by a Lien upon any shares of stock of any Significant Subsidiary, as defined in Regulation S-X of the rules and regulations under the Securities Act, whether owned at the date of the initial authentication and delivery of the debt securities of any series or thereafter acquired.

Consolidation, Merger and Sale of Assets

DTE Energy may, without the consent of the holders of the debt securities, consolidate or merge with or into, or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to, any person or permit any person to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, as long as:

•

if DTE Energy merges into or consolidates with, or transfers its properties and assets as an entirety (or substantially as an entirety) to any person, such person is a corporation, partnership or trust, organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia;

•

any successor person (if not DTE Energy) assumes by supplemental indenture, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all the debt securities issued thereunder, and the performance of our obligations under the indenture and the debt securities issued thereunder, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common stock or other securities;

•	no event of default under the indenture has occurred and is continuing after giving effect to the transaction;

•	no event which, after notice or lapse of time or both, would become an event of default under the indenture has occurred and is continuing after giving effect to the transaction; and

•	certain other conditions are met.

Upon any merger or consolidation described above or conveyance or transfer of the properties and assets of DTE Energy as or substantially as an entirety as described above, the successor person will succeed to DTE Energy’s obligations under the indenture and, except in the case of a lease, the predecessor person will be relieved of such obligations.

The indenture does not prevent or restrict any conveyance or other transfer, or lease, of any part of the properties of DTE Energy which does not constitute the entirety, or substantially the entirety, thereof.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an event of default with respect to any series of debt securities will be any of the following events:

(1) failure to pay interest on the debt securities of that series, or any additional amounts payable with respect thereto, for 30 days after payment is due;

(2) failure to pay principal or any premium on the debt securities of that series, or any additional amounts payable with respect thereto, when due;

(3) failure to pay any sinking fund installment or analogous payment when due;

(4) failure to perform, or breach of, any other covenant or warranty or obligation of DTE Energy in the indenture for 60 days after we are given written notice by the trustee or we and the trustee are given written notice by the registered owners of at least 25% in principal amount of the debt securities of that series;

(5) default occurs under any bond, note, debenture or other instrument evidencing any indebtedness for money borrowed by DTE Energy (including a default with respect to any other series of debt securities issued under the indenture), or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by DTE Energy (or the payment of which is guaranteed by DTE Energy), whether such indebtedness or guarantee exists on the date of the indenture or is issued or entered into following the date of the indenture, if:

•	either:

•	such default results from failure to pay any such indebtedness when due and such defaulted payment has not been made, waived or extended within 30 days of such payment default; or

•

as a result of such default the maturity of such indebtedness has been accelerated prior to its expressed maturity and such indebtedness shall not have been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration; and

•

the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay any such indebtedness when due or the maturity of which has been so accelerated, aggregates to at least $40 million;

(6) certain events of bankruptcy, insolvency, reorganization, receivership or liquidation relating to DTE Energy; or

(7) any other event of default provided with respect to debt securities of that series.

If an event of default with respect to the debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the debt securities of that series may, under certain circumstances, rescind and annul the acceleration. If an event of default occurs pertaining to certain events of bankruptcy, insolvency or reorganization specified in the indenture as described in paragraph (6) above, the principal amount and accrued and unpaid interest and any additional amounts payable in respect of the debt securities of that series, or a lesser amount as provided for in the debt securities of that series, will be immediately due and payable without any declaration or other act by the trustee or any holder.

The indenture provides that within 90 days after the occurrence of any default under the indenture with respect to the debt securities of any series, the trustee must transmit to the holders of the debt securities of such series, in the manner set forth in the indenture, notice of the default known to the trustee, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of (or premium, if any) or interest or any additional amounts or in the payment of any sinking fund installment with respect to, any debt security of such series, the trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee has in good faith determined that the withholding of such notice is in the interest of the holders of debt securities of such series. In addition, in the case of any event of default described in paragraph (4) above, no such notice to holders will be given until at least 30 days after the occurrence of the event of default.

If an event of default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debt securities of such series by all appropriate judicial proceedings.

The indenture further provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless that requesting holder has offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

The indenture provides that no holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture for the appointment of a receiver or for any other remedy thereunder unless:

•	that holder has previously given the trustee written notice of a continuing event of default;

•

the holders of 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with such request; and

•

for 60 days after receipt of such notice, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of outstanding debt securities of that series.

Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders.

However, each holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right.

Under the indenture, we are required to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event that after notice or lapse of time or both would constitute an event of default.

Interest Rates and Discounts

The debt securities will earn interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the debt securities will bear interest on the basis of a 360-day year consisting of twelve 30-day months.

We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. Material U.S. federal income tax consequences and special considerations that apply to any series will be described in the applicable prospectus supplement.

Exchange, Registration and Transfer

Registered securities of any series that are not global securities will be exchangeable for other registered securities of the same series and of like aggregate principal amount and tenor in different authorized denominations. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, the holder may choose, upon written request, and subject to the terms of the indenture, to exchange bearer securities and the appropriate related coupons of that series into registered securities of the same series of any authorized denominations and of like aggregate principal amount and tenor. Bearer securities with attached coupons surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for interest payment shall be surrendered without the coupon relating to the interest payment date. Interest will not be payable with respect to the registered security issued in exchange for that bearer security. That interest will be payable only to the holder of the coupon when due in accordance with the terms of the indenture. Bearer securities will not be issued in exchange for registered securities.

Holders may present registered securities for registration of transfer, together with a duly executed form of transfer, at the office of the security registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of debt securities and referred to in the applicable prospectus supplement. This may be done without service charge but upon payment of any taxes and other governmental charges as described in the indenture. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as security registrar for the indenture. If a prospectus supplement refers to any transfer agents initially designated by us with respect to any series of debt securities in addition to the security registrar, we may at any time rescind the designation of any of those transfer agents or approve a change in the location through which any of those transfer agents acts. However, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a transfer agent in each place of payment for that series, and if debt securities of a series are issuable as bearer securities, we will be required to maintain a transfer agent in a place of payment for that series located outside the United States in addition to the security registrar. We may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any redemption, we will not be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on:

•	the day of the mailing of the relevant notice of redemption if the debt securities are issuable only as registered securities; or

•

the day of the first publication of the notice of redemption if the debt securities are issuable as bearer securities, or, if the debt securities are also issuable as registered securities and there is no publication, the mailing of the notice of redemption;

•	register the transfer of or exchange any registered security, or portion thereof, selected for redemption, except the unredeemed portion of any registered security being redeemed in part;

•

exchange any bearer security so selected for redemption, except to exchange such bearer security for a registered security of that series and like tenor that is simultaneously surrendered for redemption; or

•

issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Payment and Paying Agents

Unless we specify otherwise in the applicable prospectus supplement, payment of principal of, and any premium and interest on, bearer securities will be payable in accordance with any applicable laws and regulations, at the offices of those paying agents outside the United States that we may designate at various times. We will make interest payments on bearer securities and the attached coupons on any interest payment date only against surrender of the coupon relating to that interest payment date. No payment with respect to any bearer security will be made at any of our offices or agencies in the United States by check mailed to any U.S. address or by transfer to an account maintained with a bank located in the United States. If, however, but only if, payment in U.S. dollars of the full amount of principal of, and any premium and interest on, bearer securities denominated and payable in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions, then those payments will be made at the office of our paying agent in the Borough of Manhattan, The City of New York.

Unless we specify otherwise in the applicable prospectus supplement, payment of principal of, and any premium and interest on, registered securities will be made at the office of the paying agent or paying agents that we designate at various times. However, at our option, we may make interest payments by check mailed to the address, as it appears in the security register, of the person entitled to the payments. Unless we specify otherwise in the applicable prospectus supplement, we will make payment of any installment of interest on registered securities to the person in whose name that registered security is registered at the close of business on the regular record date for such interest.

Unless we specify otherwise in the applicable prospectus supplement, the corporate trust office of the trustee in the Borough of Manhattan, The City of New York, will be designated:

•	as our sole paying agent for payments with respect to debt securities that are issuable solely as registered securities; and

•

as our paying agent in the Borough of Manhattan, The City of New York, for payments with respect to debt securities, subject to the limitation described above in the case of bearer securities, that are issuable solely as bearer securities or as both registered securities and bearer securities.

We will name any paying agents outside the United States and any other paying agents in the United States initially designated by us for the debt securities in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a paying agent in each place of payment for that series. If debt securities of a series are issuable as bearer securities, we will be required to maintain:

•

a paying agent in the Borough of Manhattan, The City of New York, for payments with respect to any registered securities of the series and for payments with respect to bearer securities of the series in the circumstance described above, but not otherwise; and

•	a paying agent in a place of payment located outside the United States where debt securities of that series and any attached coupons may be presented and surrendered for payment.

However, if the debt securities of that series are listed on a stock exchange located outside the United States, and if the stock exchange requires it, we will maintain a paying agent in any required city located outside the United States for those debt securities.

All monies we pay to a paying agent for the payment of principal of, and any premium or interest on, any debt security or coupon that remains unclaimed at the end of two years after becoming due and payable will be repaid to us. After that time, the holder of the debt security or coupon may look only to us for payments out of those repaid amounts.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depository identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole:

•	by the applicable depository to a nominee of the depository;

•	by any nominee to the depository itself or another nominee; or

•	by the depository or any nominee to a successor depository or any nominee of the successor.

To the extent not described below and under the heading “Book-Entry Securities,” we will describe the terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depository arrangements.

As long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided under “Book-Entry Securities” or in any applicable prospectus supplement, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form;

•	will not be considered the owners or holders under the indenture relating to those debt securities; and

•	will not be able to transfer or exchange the global debt securities, except in the limited circumstances as described in this prospectus or any supplement.

The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the owner’s ability to transfer beneficial interests in a global security.

Payments of principal of, and any premium and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depository or any participants on account of beneficial interests of the global security.

For a description of the depository arrangements for global securities held by The Depository Trust Company, see “Book-Entry Securities.”

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that:

•	have become due and payable;

•	will become due and payable within one year; or

•	are scheduled for redemption within one year.

To discharge the obligations with respect to a series of debt securities, we must deposit with the trustee, in trust, an amount of funds in U.S. dollars or in the foreign currency in which those debt securities are payable. The deposited amount must be sufficient to pay the entire amount of principal of, and any premium, interest and additional amounts on, those debt securities to the date of the deposit if those debt securities have become due and payable or to the maturity or redemption date of the debt securities, as the case may be; provided, however, we have paid all other sums payable under the indenture with respect to the debt securities, and certain other conditions are met.

Unless we specify otherwise in the applicable prospectus supplement, we may elect:

•	to defease and be discharged from any and all obligations with respect to those debt securities, which we refer to as “defeasance;” or

•

with respect to any debt securities, to be released from certain covenant obligations as described in the related prospectus supplement, as may be provided for under Section 301 of the indenture, which we refer to as “covenant defeasance.”

In the case of defeasance we will still retain some obligations in respect of the debt securities, including our obligations:

•	to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities;

•	to register the transfer or exchange of the debt securities;

•	to replace temporary or mutilated, destroyed, lost or stolen debt securities; and

•	to maintain an office or agency with respect to the debt securities and to hold monies for payment in trust.

After a covenant defeasance, any omission to comply with the obligations or covenants that have been defeased shall not constitute a default or an event of default with respect to the debt securities.

To elect either defeasance or covenant defeasance we must deposit with the trustee, in trust, an amount, in U.S. dollars or in the foreign currency in which the relevant debt securities are payable at stated maturity, or in government obligations, as defined below, or both, applicable to such debt securities. The deposit will provide through the scheduled payment of principal and interest in accordance with their terms, money in an amount sufficient to pay the principal of and any premium and interest on (and, to the extent that (1) the debt securities of such series provide for the payment of additional amounts and (2) we may reasonably determine the amount of any such additional amounts at the time of deposit (in the exercise of our sole discretion), any such additional amounts with respect to) such debt securities, and any mandatory sinking fund or analogous payments thereon, on their scheduled due dates.

In addition, we can only elect defeasance or covenant defeasance if, among other things:

•

the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•

no event of default or event that with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of the deposit of funds with the trustee and, with respect to defeasance only, at any time during the period ending on the 123rd day after the date of the deposit of funds with the trustee; and

•

we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred, and the opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

The indenture deems a foreign currency to be any currency, currency unit or composite currency including, without limitation, the euro, issued by the government of one or more countries other than the United States or by any recognized confederation or association of governments.

The indenture defines government obligations as securities that are not callable or redeemable at the option of the issuer or issuers and are:

•

direct obligations of the United States or the government or governments in the confederation that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•

obligations of a person or entity controlled or supervised by and acting as an agency or instrumentality of the United States or the government or governments that issued the foreign currency in which the debt securities of a particular series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or that other government or governments.

Government obligations also include a depositary receipt issued by a bank or trust company as custodian with respect to any government obligation described above or a specific payment of interest on or principal of or any other amount with respect to any government obligation held by that custodian for the account of the holder of such depositary receipt, as long as, except as required by law, that custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian with respect to the government obligation or the specific payment of interest on or principal of or any other amount with respect to the government obligation evidenced by the depositary receipt.

Unless otherwise specified in the applicable prospectus supplement, if, after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, either:

•	the holder of a debt security of that series is entitled to, and does, elect to receive payment in a currency other than that in which such deposit has been made in respect of that debt security; or

•	a conversion event, as defined below, occurs in respect of the foreign currency in which the deposit has been made,

the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and any premium and interest on, and additional amounts, if any, with respect to, that debt security as that debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of that debt security into the currency in which that debt security becomes payable as a result of the election or conversion event based on:

•

in the case of payments made pursuant to the first of the two items in the list above, the applicable market exchange rate for the currency in effect on the second business day prior to the date of the payment; or

•	with respect to a conversion event, the applicable market exchange rate for such foreign currency in effect, as nearly as feasible, at the time of the conversion event.

The indenture defines a “conversion event” as the cessation of use of:

•

a foreign currency both by the government of the country or the confederation that issued such foreign currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

•	any currency unit or composite currency for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium and interest on, any debt security that are payable in a foreign currency that ceases to be used by the government or confederation of issuance shall be made in U.S. dollars.

If we effect a covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to which there has been covenant defeasance, the amount in the foreign currency in which the debt securities are payable, and government obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. However, we would remain liable for payment of the amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Modification and Waiver

DTE Energy and the trustee may generally modify certain provisions of the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series affected by the modification, except that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

•

change the stated maturity of the principal of, or any installment of principal of, or any premium or interest on, or any additional amounts with respect to, any debt security issued under the indenture;

•	reduce the principal amount of, or premium or interest on, or any additional amounts with respect to, any debt security issued under the indenture;

•

change the place of payment or the coin or currency in which any debt security issued under that indenture or any premium or any interest on that debt security or any additional amounts with respect to that debt security is payable;

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required under the indenture in order to take certain actions;

•	change any of our obligations to maintain an office or agency in the places and for the purposes required by the indenture;

•	if the debt securities are convertible or exchangeable, modify the conversion or exchange provision in a manner adverse to holders of that debt security;

•	in the case of a subordinated debt security, modify any of the subordination provisions in a manner adverse to holders of that debt security;

•

impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt securities issued under that indenture or, in the case of redemption, exchange or conversion, if applicable, on or after the redemption, exchange or conversion date or, in the case of repayment at the option of any holder, if applicable, on or after the date for repayment; or

•	modify any of the above provisions or certain provisions regarding the waiver of past defaults or the waiver of certain covenants, with limited exceptions.

In addition, we and the trustee may, without the consent of any holders, modify provisions of the indenture for certain purposes, including, among other things:

•	evidencing the succession of another person to DTE Energy and the assumption by any such successor of the covenants of DTE Energy in the indenture and in the debt securities;

•

adding to the covenants of DTE Energy for the benefit of the holders of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or surrendering any right or power herein conferred upon DTE Energy with respect to the debt securities;

•

adding any additional events of default with respect to the debt securities (and, if such event of default is applicable to less than all series of debt securities, specifying the series to which such event of default is applicable);

•

adding to or changing any provisions of the indenture to provide that bearer debt securities may be registrable, changing or eliminating any restrictions on the payment of principal of (or premium, if any) or interest on or any additional amounts with respect to bearer debt securities, permitting bearer debt securities to be issued in exchange for registered debt securities, permitting bearer debt securities to be issued in exchange for bearer debt securities of other authorized denominations or facilitating the issuance of debt securities in uncertificated form provided that any such action shall not adversely affect the interests of the holders of the debt securities in any material respect;

•	establishing the form or terms of debt securities of any series;

•	evidencing and providing for the acceptance of appointment of a successor trustee and adding to or changing any of the provisions of the indenture to facilitate the administration of the trusts;

•

curing any ambiguity, correcting or supplementing any provision in the indenture that may be defective or inconsistent with any other provision therein, or making or amending any other provisions with respect to matters or questions arising under the indenture which shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	modifying, eliminating or adding to the provisions of the indenture to maintain the qualification of the indenture under the Trust Indenture Act as the same may be amended from time to time;

•

adding to, deleting from or revising the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as therein set forth;

•	modifying, eliminating or adding to the provisions of any security to allow for such security to be held in certificated form;

•	securing the debt securities;

•	making provisions with respect to conversion or exchange rights of holders of securities of any series;

•

amending or supplementing any provision contained therein or in any supplemental indenture, provided that no such amendment or supplement will adversely affect the interests of the holders of any debt securities then outstanding in any material respect; or

•	modifying, deleting or adding to any of the provisions of the indenture other than as contemplated above.

The holders of at least 66 2/3% in aggregate principal amount of debt securities of any series issued under the indenture may, on behalf of the holders of all debt securities of that series, waive our compliance with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of debt securities of any series issued under the indenture may, on behalf of all holders of debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except:

•	payment default with respect to debt securities of that series; or

•	a default of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series.

Resignation and Removal of the Trustee; Deemed Resignation

The trustee may resign at any time with respect to the debt securities of one or more series by giving written notice thereof to us.

The trustee may also be removed with respect to the debt securities of any series by act of the holders of a majority in principal amount of the then outstanding debt securities of such series.

No resignation or removal of such trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture.

Under certain circumstances, we may appoint a successor trustee and if the successor accepts, the retiring trustee will be deemed to have resigned.

Governing Law

The indenture is governed by, and will be construed in accordance with, the laws of the State of New York.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A., is the successor trustee under the indenture. In addition to acting as trustee under the indenture and in certain other capacities as described in this prospectus, the trustee and its affiliates may act as trustee under various other indentures, trusts and guarantees of DTE Energy and its affiliates and may act as a lender and provide other banking, trust and investment services for DTE Energy and its affiliates in the ordinary course of business.

The Trust Indenture Act contains limitations on the rights of the trustee, should it become a creditor of DTE Energy, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions with DTE Energy and its subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default under the indenture, or else resign.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts that obligate holders to purchase from us, and obligate us to sell to these holders, a specified number of shares of common stock or preferred stock at a future date or dates. The consideration per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and either our debt securities or debt securities of third parties including, but not limited to, U.S. Treasury securities, that would secure the holders’ obligations to purchase the common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of some or all of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under these stock purchase contracts in a specified manner.

The applicable prospectus supplement or other offering materials will describe the terms of the stock purchase contracts or stock purchase units and will contain a discussion of the material federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description in the applicable prospectus supplement or other offering materials will not necessarily be complete, and reference will be made for additional information to the purchase contract agreement or unit purchase agreement, as applicable, that we will enter into at the time of issue, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

BOOK-ENTRY SECURITIES

Unless we otherwise specify in the applicable prospectus supplement, the securities, other than our common stock, will be represented by one or more global securities. Each global security will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC.

Portions of the following information concerning DTC and DTC’s book-entry only system have been obtained from sources, including DTC, that we believe to be reliable. We make no representation as to the accuracy of such information.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the SEC.

Purchases of global securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the global securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the global securities except in the event that use of the book-entry system for the global securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by Direct Participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee will effect no change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the global securities; DTC’s records will reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners may wish to take certain steps to augment transmission to them of notices of significant events with respect to the global securities, such as redemptions, tenders, defaults and proposed amendments to the Indenture. Beneficial Owners may wish to ascertain that the nominee holding the global securities for their benefit has agreed to obtain and transmit notices to the Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Any redemption notices will be sent to DTC. If less than all of a series of global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Principal and interest payments, distributions and dividend payments and redemption proceeds, if any, on the global securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the trustee or agent on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Direct and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street-name,” and will be the responsibility of such Participants and not of DTC, the trustee or agent for such securities or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, interest, distributions and dividend payments and redemption proceeds, if any, to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the appropriate trustee or agent and us, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates representing the securities are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository), subject to the procedures of DTC. In that event, certificates representing the securities will be printed and delivered to DTC.

The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

PLAN OF DISTRIBUTION

DTE Energy may sell the securities through agents, underwriters or dealers, or directly to one or more purchasers without using underwriters or agents.

DTE Energy may designate one or more agents to sell the securities. Unless otherwise stated in a prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

If DTE Energy uses underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities offered if any of those securities are purchased. If DTE Energy uses a dealer in the sale, it will sell the securities to the dealer as principal. The dealer may then resell those securities at varying prices determined at the time of resale. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers will be described in the applicable prospectus supplement and may be changed from time to time.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from DTE Energy and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will identify any underwriters, dealers or agents and will describe their compensation. DTE Energy may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the New York Stock Exchange. DTE Energy may elect to list any other class or series of securities on any exchange but is not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. DTE Energy cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in over-allotment, stabilizing transactions, syndicate-covering transactions and penalty bids under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate-covering transaction to cover syndicate short positions. These stabilizing activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

The validity of the securities and certain other legal matters will be passed upon for DTE Energy by JoAnn Chávez, Senior Vice President and Chief Legal Officer. Ms. Chávez beneficially owns shares of DTE Energy common stock. Except as otherwise set forth in a prospectus supplement, certain legal matters relating to the securities will be passed upon for any underwriters, dealers or agents by Bracewell LLP, Houston, Texas.

Bracewell LLP has represented, and may in the future continue to represent, us and certain of our affiliates in connection with matters unrelated to the offering of securities described in this prospectus.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of DTE Energy Company for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

We maintain a web site at http://www.dteenergy.com, that contains information about us. The information on our web site is not incorporated by reference into this prospectus and you should not consider it part of this prospectus.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in such documents that is deemed not to be filed):

•

Annual Report on Form  10-K for the year ended December 31, 2024 (including information specifically incorporated by reference into DTE Energy’s Form  10-K from DTE Energy’s definitive Proxy Statement for its 2025 annual meeting of shareholders filed on March 13, 2025;

•	Current Reports on Form 8-K filed February 7, 2025, and February 14, 2025; and

•	Description of DTE Energy common stock on Form 8-B, filed on January 2, 1996.

Each of these documents is available from the SEC’s web site described above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, excluding the exhibits to those documents unless the exhibits are specifically incorporated by reference therein. You may make such a request by writing or telephoning DTE Energy Investor Relations at:

DTE Energy Company

Attention: Investor Relations, 1150 WCB

One Energy Plaza

Detroit, Michigan 48226-1221

(313) 235-8030